Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-146252 on Form N-2 of our report dated January 25, 2008, relating to the financial statements of BlackRock Defined Opportunity Credit Trust appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the heading “Experts”, which are part of such Registration Statement.

Deloitte & Touche LLP

Princeton, New Jersey

January 25, 2008